     As filed with the Securities and Exchange Commission on June 29, 1999

                                                             File No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            SUMMIT TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

      Massachusetts                                       04-2897945
      (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                Identification No.)


                               21 Hickory Drive
                         Waltham, Massachusetts 02451
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


       SUMMIT TECHNOLOGY, INC. 1999 OUTSIDE DIRECTORS' COMPENSATION PLAN
       -----------------------------------------------------------------
                           (Full title of the plan)


                            James A. Lightman, Esq.
                      Vice President and General Counsel
                            Summit Technology, Inc.
                               21 Hickory Drive
                         Waltham, Massachusetts  02451
                                (781) 890-1234
--------------------------------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

================================================================================
                |              |                   |   Proposed  |
   Title of     |              |                   |   Maximum   |
  Securities    |     Amount   |  Proposed Maximum |   Aggregate |    Amount of
    to be       |      to be   |  Offering Price   |   Offering  |  Registration
 Registered/(1)/|   Registered |  Per Share/(2)/   |   Price     |      Fee
================|==============|===================|=============|==============
                |              |                   |             |
Common Stock,   |  200,000 shs.|      $19.47       |$3,894,000.00|   $1082.53
$0.01 par value |              |                   |             |
================================================================================

/(1)/ Includes associated common stock purchase rights.

/(2)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 25, 1999. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

                          Exhibit Index on page II-6;
                              Page 1 of 10 pages.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     Summit Technology, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

     (i) Annual Report on Form 10-K for the year ended December 31, 1998 including portions of the Company's definitive proxy statement filed in connection with the Company's 1999 annual meeting of stockholders.

     (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Securities and Exchange Commission on May 17, 1999.

     (iii) Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 23, 1999, April 28, 1999 and May 4, 1999, including an amendment on Form 8-K/A filed on January 14, 1999.

     (iv) The description of the Company's common stock and the associated common stock purchase rights contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 2, 1990.

All documents subsequently filed by the Company pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In Massachusetts, a corporation's articles of organization may limit the personal liability of its directors for breaches of their fiduciary duties. Under the Massachusetts Business Corporation Law (the "MBCL"), this limitation is generally unavailable for acts or omissions by a director which (i) were in violation of such director's duty of loyalty, (ii) were in bad faith or which involved intentional misconduct or a knowing violation of law, or (iii) involved a financial profit or other advantage to which the director was not legally entitled. The MBCL also prohibits the elimination or limitation of director liability for unauthorized loans to insiders or distributions that occur when a corporation is, or which renders a corporation, insolvent. The MBCL also generally permits indemnification of directors, officers, employees and certain others for expenses incurred by them by reason of their position with the corporation, if such person has acted in good faith and with the reasonable belief that his or her conduct was in, or not opposed to, the best interest of the corporation.

     The Company's articles allow for limitations on directors' liability as permitted by the MBCL. The Company's by-laws provide that the corporation shall indemnify against all liabilities and expenses, including reasonable fees of counsel, any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he, she, his or her testator or intestate, is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation who serves or served, at the request of the corporation, as a director, officer, employee or other agent of another organization or who, at the request of the corporation, serves or served in any capacity with respect to an employee benefit plan. However, as to matters disposed of by a compromise payment, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall be approved: (i) by a disinterested majority of the directors then in office; or (ii) if a majority of such directors are interested, by a majority of the disinterested directors then in office, provided that independent legal counsel has given a written opinion to the effect that such director or officer does not appear not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service, in the best interests of the participants of an employee benefit plan; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, not counting as outstanding any stock owned by any interested person. Notwithstanding the foregoing, no indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or of the participants or beneficiaries of the employee benefit plan.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Exhibit

  4.1. Articles of Organization, as amended, of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

  4.2. Amendment to the Articles of Organization of the Company dated September 7, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31,
          1994).

  4.3. Amendment to the Articles of Organization of the Company dated July 16, 1997 (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 6, 1999).

  4.4. By-laws, as amended, of the Company (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

  4.5. Rights Agreement (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 2, 1990).

  5.      Opinion of Ropes & Gray.

 23.1.    Consent of Deloitte & Touche LLP.

 23.2.    Consent of KPMG LLP.

 23.4. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

 24.      Power of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 15th day of June, 1999.

                                    SUMMIT TECHNOLOGY, INC.



                                    By: /s/ Robert J. Palmisano
                                        ---------------------------------
                                        Name:  Robert J. Palmisano
                                        Title:    Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Robert J. Palmisano and James A. Lightman, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                 Capacity in Which Signed               Date
-----------               ------------------------               ----

/s/ Robert J. Palmisano   Chief Executive Officer and            June 15, 1999
-----------------------   Director (principal executive
Robert J. Palmisano       officer)


/s/ Randy W. Frey         Executive Vice President and           June 15, 1999
-----------------------   Director
Randy W. Frey


/s/ Robert J. Kelly       Executive Vice President, Chief        June 15, 1999
-----------------------   Financial Officer and Treasurer
Robert J. Kelly


/s/ Jeffrey A. Bernfeld   Director                               June 15, 1999
-----------------------
Jeffrey A. Bernfeld


/s/ C. Glen Bradley       Director                               June 15, 1999
-----------------------
C. Glen Bradley


/s/ Richard F. Miller     Director                               June 15, 1999
-----------------------
Richard F. Miller


/s/ John A. Norris        Director                               June 15, 1999
-----------------------
John A. Norris


/s/ Richard M. Traskos    Director                               June 15, 1999
-----------------------
Richard M. Traskos

                                 EXHIBIT INDEX

  Number                         Title of Exhibit                Page
  ------                         ----------------                ----

   4.1.                Articles of Organization, as
                       amended, of the Company
                       (incorporated by reference to
                       Exhibit 3.1 of the Company's
                       Annual Report on Form 10-K
                       for the year ended December 31,
                       1992).

   4.2.                Amendment to the Articles of
                       Organization of the Company
                       dated September 7, 1994
                       (incorporated by reference to
                       Exhibit 3.1 of the Company's
                       Annual Report on Form 10-K
                       for the year ended December 31,
                       1994).

   4.3.                Amendment to the Articles of
                       Organization of the Company
                       dated July 16, 1997
                       (incorporated by reference to
                       Exhibit 4.3 of the Company's
                       Registration Statement on Form
                       S-8 filed with the Securities and
                       Exchange Commission on May 6,
                       1999).

   4.4.                By-laws, as amended, of the
                       Company (incorporated by
                       reference to Exhibit 3(b) of the
                       Company's Annual Report on
                       Form 10-K for the year ended
                       December 31, 1994).

   4.5.                Rights Agreement (incorporated
                       by reference to Exhibit 1 to the
                       Company's Registration
                       Statement on Form 8-A filed
                       with the Securities and
                       Exchange Commission on April 2,
                       1990).

   5.                  Opinion of Ropes & Gray.


  23.1.                Consent of Deloitte & Touche
                       LLP.

  23.2.                Consent of KPMG LLP.

  23.3.                Consent of Ropes & Gray
                       (contained in the opinion filed
                       as Exhibit 5 to this registration
                       statement).

  24.                  Power of Attorney (included on
                       signature page).